Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2019 Financial Results

ALAMEDA, Calif., November 7, 2019 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the third quarter ended September 30, 2019.

•Revenue of $139.5 million in the third quarter of 2019, an increase of 24.8%, or 25.5% in constant currency1, over the third quarter of 2018.

Third Quarter 2019 Financial Results
Total revenue grew to $139.5 million for the third quarter of 2019 compared to $111.8 million for the third quarter of 2018, an increase of 24.8%, or 25.5% on a constant currency basis. The United States represented 65% of total revenue and international represented 35% of total revenue for the third quarter of 2019. Revenue from sales of neuro products grew to $83.2 million for the third quarter of 2019, an increase of 11.5%, or 12.4% on a constant currency basis. Revenue from sales of vascular products grew to $56.3 million for the third quarter of 2019, an increase of 51.6%, or 52.0% on a constant currency basis.

Gross profit was $96.0 million, or 68.8% of total revenue, for the third quarter of 2019, compared to $75.0 million, or 67.1% of total revenue, for the third quarter of 2018.

Total operating expenses for the third quarter of 2019 were $83.0 million, or 59.5% of total revenue. This compares to total operating expenses of $95.9 million, or 85.7% of total revenue, for the third quarter of 2018, which included a $30.8 million acquired in-process research and development (“IPR&D”) charge in connection with the acquisition of a controlling interest in MVI Health Inc. Excluding the IPR&D charge, total adjusted operating expenses2 (a non-GAAP measure) were $65.0 million, or 58.2% of total revenue, for the third quarter of 2018. R&D expenses were $13.7 million for the third quarter of 2019, compared to $9.1 million for the third quarter of 2018. SG&A expenses were $69.3 million for the third quarter of 2019, compared to $55.9 million for the third quarter of 2018.

Operating income for the third quarter of 2019 was $13.0 million. This compares to an operating loss of $20.8 million for the third quarter of 2018, including the IPR&D charge. Excluding the IPR&D charge, adjusted operating income2 (a non-GAAP measure) was $10.0 million for the third quarter of 2018.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2019 financial results after market close on Thursday, November 7, 2019 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (833) 227-5837 for domestic callers or (647) 689-4064 for international callers (conference id: 4746448), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets innovative products and has a broad portfolio that addresses challenging medical conditions and significant clinical needs across two major markets, neuro and vascular. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.
1See “Non-GAAP Financial Measures” for important information about our use of constant currency and other non-GAAP measures.

2See “Non-GAAP Financial Measures” below for important information about our use of non-GAAP measures and further information about our adjusted operating expenses and adjusted operating income measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) adjusted operating expenses and adjusted operating income and b) non-GAAP net income and non-GAAP diluted earnings per share (“EPS”) and b) constant currency.

Adjusted operating expenses and adjusted operating income. The Company defines adjusted operating expenses as total operating expenses, excluding the IPR&D charge in connection with the MVI Health Inc. asset acquisition. Adjusted operating income is defined as operating income (loss), excluding the same IPR&D charge.

Adjusted net income (loss) and adjusted diluted EPS. The Company defines adjusted net income (loss) as net income (loss), excluding a) the IPR&D charge in connection with the MVI Health Inc. asset acquisition in the third quarter of 2018, b) the one-time effect of the transition tax from the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) in the first quarter of 2018, and c) the effects of the excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance. The Company defines adjusted diluted EPS as GAAP diluted EPS, excluding the effects of the same items above.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider adjusted operating expenses, adjusted operating income, adjusted net income (loss), and adjusted diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed. These metrics exclude the effects of the IPR&D charge in connection with the MVI Health Inc. asset acquisition, and, in the case of adjusted net income (loss) and adjusted diluted EPS, the one-time effect of the transition tax from the Tax Reform Act, as well as the effects of excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$111,581	$67,850
Marketable investments	82,864	133,039
Accounts receivable, net	101,828	81,896
Inventories	140,359	115,741
Prepaid expenses and other current assets	14,702	12,200
Total current assets	451,334	410,726
Property and equipment, net	45,625	35,407
Operating lease right-of-use assets	41,817	—
Intangible assets, net	25,494	27,245
Goodwill	7,452	7,813
Deferred taxes	32,818	32,940
Other non-current assets	9,630	875
Total assets	$614,170	$515,006
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,962	$8,176
Accrued liabilities	70,163	57,886
Current operating lease liabilities	4,042	—
Total current liabilities	86,167	66,062
Deferred rent	—	7,586
Non-current operating lease liabilities	45,400	—
Other non-current liabilities	15,662	18,943
Total liabilities	147,229	92,591
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	423,474	415,084
Accumulated other comprehensive loss	(4,010)	(1,942)
Retained earnings	47,833	9,064
Total Penumbra, Inc. stockholders’ equity	467,332	422,240
Non-controlling interest	(391)	175
Total stockholders’ equity	466,941	422,415
Total liabilities and stockholders’ equity	$614,170	$515,006

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$139,502	$111,806	$402,142	$324,145
Cost of revenue	43,504	36,794	128,306	110,324
Gross profit	95,998	75,012	273,836	213,821
Operating expenses:
Research and development	13,733	9,092	38,862	25,298
Sales, general and administrative	69,289	55,934	198,045	165,209
Acquired in-process research and development	—	30,835	—	30,835
Total operating expenses	83,022	95,861	236,907	221,342
Income (loss) from operations	12,976	(20,849)	36,929	(7,521)
Interest income, net	759	771	2,276	2,240
Other (expense) income, net	(772)	170	(819)	(460)
Income (loss) before income taxes and equity in losses of unconsolidated investee	12,963	(19,908)	38,386	(5,741)
Provision for (benefit from) income taxes	1,963	1,598	683	(5,288)
Income (loss) before equity in losses of unconsolidated investee	11,000	(21,506)	37,703	(453)
Equity in losses of unconsolidated investee	—	(920)	—	(3,101)
Consolidated net income (loss)	$11,000	$(22,426)	$37,703	$(3,554)
Net loss attributable to non-controlling interest	(483)	(3,496)	(1,066)	(3,496)
Net income (loss) attributable to Penumbra, Inc.	$11,483	$(18,930)	$38,769	$(58)

Net income (loss) attributable to Penumbra, Inc. per share:
Basic	$0.33	$(0.55)	$1.12	$—
Diluted	$0.32	$(0.55)	$1.07	$—
Weighted average shares outstanding:
Basic	34,840,370	34,248,484	34,681,846	34,057,216
Diluted	36,271,394	34,248,484	36,243,222	34,057,216

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and Operating Income (Loss) to Adjusted Operating Expenses and Adjusted Operating Income1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP operating expenses	$83,022	$95,861	$236,907	$221,342
GAAP total operating expenses and operating income (loss) from operations includes the effect of the following items:
Acquired IPR&D in connection with an asset acquisition[2]	—	30,835	—	30,835
Adjusted operating expenses	$83,022	$65,026	$236,907	$190,507

GAAP operating income (loss)	$12,976	$(20,849)	$36,929	$(7,521)
Adjusted operating income	$12,976	$9,986	$36,929	$23,314

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net income (loss) attributable to Penumbra, Inc.	$11,483	$(18,930)	$38,769	$(58)
GAAP net income (loss) includes the effect of the following items:
Acquired IPR&D in connection with an asset acquisition[2]	—	27,393	—	27,393
Effect of the transition tax under the Tax Reform Act[3]	—	—	—	88
Excess tax benefits related to stock compensation awards[4]	(2,285)	(2,156)	(11,274)	(13,610)
Adjusted net income	$9,198	$6,307	$27,495	$13,813

GAAP diluted EPS	$0.32	$(0.55)	$1.07	$—
Adjusted diluted EPS	$0.25	$0.17	$0.76	$0.38

Weighted average shares outstanding used to compute:
Adjusted diluted EPS	36,271,394	36,125,198	36,243,222	36,064,996

1See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP diluted EPS measures.
2On August 31, 2018, the Company acquired a controlling interest in MVI Health Inc. which was accounted for as an asset acquisition. In connection with the transaction, the Company recorded a $30.8 million IPR&D charge during the three and nine months ended September 30, 2018, in the consolidated statements of operations related to the acquired technology under development from MVI Health Inc. Of the total IPR&D charge, $27.4 million was attributable to the net loss of Penumbra, Inc. There was no effect on the provision for (benefit from) income taxes related to the IPR&D charge for the three and nine months ended September 30, 2018, respectively.
3On December 22, 2017, the Tax Reform Act was enacted into law. This new tax law, among other changes, reduces the Company’s U.S. federal statutory corporate income tax rate from 34% to 21% effective January 1, 2018. During the nine months ended September 30, 2018, the Company recorded a provisional tax charge for the one-time transition tax on the undistributed earnings of its foreign subsidiaries.
4In accordance with Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, all excess tax benefits related to share-based compensation be recognized as an income tax benefit, instead of in stockholders’ equity.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
United States	$90,272	$72,991	$17,281	23.7%	$—	$17,281	23.7%
International	49,230	38,815	10,415	26.8%	860	11,275	29.0%
Total	$139,502	$111,806	$27,696	24.8%	$860	$28,556	25.5%

Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
Neuro	$83,247	$74,689	$8,558	11.5%	$704	$9,262	12.4%
Vascular	56,255	37,117	19,138	51.6%	156	19,294	52.0%
Total	$139,502	$111,806	$27,696	24.8%	$860	$28,556	25.5%

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
United States	$259,157	$210,070	$49,087	23.4%	$—	$49,087	23.4%
International	142,985	114,075	28,910	25.3%	4,608	33,518	29.4%
Total	$402,142	$324,145	$77,997	24.1%	$4,608	$82,605	25.5%

Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2019	2018	$	%	$	$	%
Neuro	$246,265	$220,318	$25,947	11.8%	$3,624	$29,571	13.4%
Peripheral	155,877	103,827	52,050	50.1%	984	53,034	51.1%
Total	$402,142	$324,145	$77,997	24.1%	$4,608	$82,605	25.5%

1See “Non-GAAP Financial Measures” for important information about our use of constant currency and other non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.